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                                                                    EXHIBIT 5.1



                                  May 11, 1999

CNET, Inc.
150 Chestnut
San Francisco, California 94111

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to CNET, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 1,200,000 shares (the "Shares") of the Company's common stock, $.0001 par value per share, issuable upon the exercise of options granted pursuant to the Company's 1997 Stock Option Plan (the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 10, 1999 (the "Registration Statement").

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations, and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, we are of the opinion that the Shares, if and when issued and paid for in accordance with options issued pursuant to the Plan, will be validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                    Very truly yours,

                                                    /s/ HUGHES & LUCE, L.L.P.